SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 17, 2003
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation) 10435 Downsville Pike Hagerstown, Maryland	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification Number) 21740-1766

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (301) 790-3400

N/A

(Former Name or former address, if changed since last report)
Item 5.	Other Event.

                        On July 17, 2003, Allegheny Energy, Inc. (“AYE”) issued a notice announcing its intention to issue and sell, through Allegheny Capital Trust I, a special purpose finance subsidiary of AYE, Mandatorily Convertible Trust Preferred Securities. The notice is filed herewith as Exhibit 99.1.

Item 7.	Exhibit.

                        The following exhibit is filed herewith:

Exhibit 99.1	Notice Issued by Allegheny Energy, Inc. on July 17, 2003 Regarding the Issuance of Mandatorily Convertible Trust Preferred Securities.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC. By: /s/ Regis F. Binder Name: Regis F. Binder Title: Vice President and Treasurer

DATED:  July 17, 2003

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice Issued by Allegheny Energy, Inc. on July 17, 2003 Regarding the Issuance of Mandatorily Convertible Trust Preferred Securities.